earnings presentation • Third Quarter 2022 Exhibit 99.2

forward looking statements disclosure 2 Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

forward looking statements disclosure 3 • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2021, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

3Q 2022 results 128th Consecutive Quarter of Profitability 4 • EOP assets increased $380.1 million compared to the linked quarter to $16.6 billion • EOP loans increased $377.0 million compared to the linked quarter to $9.8 billion • Average deposits decreased $166.7 million compared to the linked quarter to $12.4 billion • EOP investment securities decreased $307.8 million compared to the linked quarter Balance Sheet Profitability Asset Quality Income Statement Capital • Noninterest income - $42.5 million; $43.4 million as adjusted1 • Noninterest expense - $125.1 million; $106.1 million as adjusted1 • Efficiency ratio – 69.32%. Adjusted1 efficiency ratio – 58.52% • Effective tax rate of (18.3%). Adjusted1 effective tax rate of 13.6% • Net interest income - $137.9 million • Net interest margin of 3.93% on a GAAP basis; 3.98% on a fully tax equivalent basis1 • Net income - $55.7 million or $0.59 per diluted share. Adjusted1 net income - $57.8 million or $0.61 per diluted share • Return on average assets - 1.35%. Adjusted1 return on average assets - 1.40% • Return on average shareholders’ equity – 10.58%. Adjusted1 return on average shareholders’ equity – 10.97% • Return on average tangible common equity - 22.29%1. Adjusted1 return on average tangible common equity – 23.12% • Provision expense - $8.3 million • Net charge-offs - $1.7 million. NCOs / Avg. Loans - 0.07% annualized • Classified Assets / Total Assets - 0.69% • NPA / Total Assets – 0.29% • ACL / Total loans – 1.27% • Total capital ratio – 13.73% • Tier 1 common equity ratio – 10.82% • Tangible common equity ratio – 5.79%. Adjusted 1 Tangible common equity ratio– 8.07% • Tangible book value per share – $9.48 • Repurchased no shares during the quarter 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation.

3Q 2022 highlights • Quarterly earnings driven by net interest margin • Adjusted1 earnings per share - $0.61 • Adjusted1 return on assets - 1.40% • Adjusted1 pre-tax, pre-provision return on assets - 1.82% • Adjusted1 return on average tangible common equity – 23.12% • End of period loan balances increased with strong origination volumes across the portfolio • EOP loan balances increased $377.0 million compared to the linked quarter; 15.9% on an annualized basis • Broad based portfolio growth included a $140.0 million increase in C&I, a $69.3 million increase in consumer loans, a $61.5 million increase in residential mortgage loans, a $44.3 million increase in ICRE and a $42.1 million increase in finance leases • Total average deposit balances decreased $166.7 million, or 5% annualized • Reduction driven by decline in public funds, retail CD’s, money market accounts and noninterest bearing deposit accounts • Average noninterest bearing deposits were 31.9% of total deposits • Majority of outflows are consumer deposits rather than business accounts • Accelerating 3.98% net interest margin (FTE) • 53 bp increase from second quarter driven by increase in interest rates • 89 bp increase in loan yields offset 11 bp increase in cost of deposits • Adjusted1 noninterest income of $43.4 million • Foreign exchange income of $11.8 million exceeded expectations, a decrease of $1.7 million, or 12.8%, from record linked quarter • Wealth management fees of $5.5 million remained strong; a decrease of $0.8 million, or 13.1% from linked quarter • Mortgage banking revenue of $3.7 million, a decrease of $1.5 million, or 28.8%, compared to linked quarter • Other noninterest income of $3.2 million, a decrease of $1.4 million, or 30.8%, compared to the linked quarter due to elevated income from limited partnership investments in second quarter • Leasing business revenue remained relatively unchanged at $7.1 million compared to linked quarter • Adjusted1 for $0.9 million loss on investment securities 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 2The fair value measurements of assets acquired and liabilities assumed in the Summit acquisition are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. 5

3Q 2022 highlights • Adjusted1 noninterest expense of $106.1 million • Adjusted1 for $17.2 million in tax credit investments and $1.7 million of other costs not expected to recur such as acquisition, severance and branch consolidation costs • $11.3 million of Summit operating expenses during the quarter, including intangible amortization • Increase compared to linked quarter driven by elevated incentive compensation tied to the Company’s performance • Efficiency ratio of 69.3%; 58.5% as adjusted1 • Allowance for credit loss (ACL) and provision expense increased compared to linked quarter • Total ACL of $141.1 million; provision expense of $8.3 million o Loans and leases - ACL of $124.1 million; 1.27% of total loans o Unfunded Commitments - ACL of $17.0 million • NPA to total assets of 0.29% • NCOs declined to 7 bps of average loans and leases • Nonaccrual loans of $36.5 million; $2.4 million, or 6.2%, decline compared to linked quarter • Regulatory capital ratios in excess of internal targets • Total capital ratio of 13.73% • Tier 1 common equity of 10.82%; 9 basis point decrease from linked quarter • Tangible book value decreased by $0.79 to $9.48 due to decline in AOCI • Tangible common equity of 5.79%; 8.07%1 excluding ($354.6) million of AOCI • No shares repurchased in third quarter 6 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 2The fair value measurements of assets acquired and liabilities assumed in the Summit acquisition are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. .

adjusted net income[1]

The table below lists certain adjustments that the Company believes are significant to understanding its quarterly performance.

	3Q 2022		2Q 2022	
	As Reported	Adjusted [1]	As Reported	Adjusted [1]
Net interest income	$ 137,892	$ 137,892	$ 117,010	$ 117,010
Provision for credit losses-loans and leases	$ 7,898	$ 7,898	$ (4,267)	$ (4,267)
Provision for credit losses-unfunded commitments	$ 386	$ 386	$ 3,481	$ 3,481
Noninterest income	$ 42,534	$ 42,534	$ 49,778	$ 49,778
less: gains (losses) on investment securities	-	(880) A	-	(1,054) A
Total noninterest income	$ 42,534	$ 43,414	$ 49,778	$ 50,832
Noninterest expense	$ 125,068	$ 125,068	$ 103,034	$ 103,034
less: tax credit investment	-	17,212 A	-	104 A
less: Summit acquistion costs	-	76 A	-	100 A
less: other	-	1,671 A	-	666 A
Total noninterest expense	$ 125,068	$ 106,109	$ 103,034	$ 102,164
Income before income taxes	$ 47,074	$ 66,913	$ 64,540	$ 66,464
Income tax expense	$ (8,631)	$ (8,631)	$ 13,020	$ 13,020
plus: after-tax impact of tax credit investment @ 21%	-	13,598	-	82
plus: tax effect of adjustments (A) @ 21% statutory rate	-	4,166	-	404
Total income tax expense	$ (8,631)	$ 9,133	$ 13,020	$ 13,506
Net income	$ 55,705	$ 57,780	$ 51,520	$ 52,958
Net earnings per share - diluted	$ 0.59	$ 0.61	$ 0.55	$ 0.56
Pre-tax, pre-provision return on average assets	1.34%	1.82%	1.58%	1.63%

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliations.

All dollars shown in thousands, except per share amounts

FIRST
first financial bancorp

7

EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

profitability 8 Return on Average Assets Return on Avg Tangible Common Equity Diluted EPS 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Efficiency Ratio $0.59$0.55 $0.44$0.50 $0.63 $0.61  $0.56  $0.46  $0.58  $0.63  3Q222Q221Q224Q213Q21 Diluted EPS Adjusted EPS1 1.35%1.28% 1.03%1.16% 1.49% 1.40% 1.31% 1.09% 1.34% 1.49% 3Q222Q221Q224Q213Q21 ROA Adjusted ROA 1 22.29%20.68% 14.93%15.11% 19.03% 23.12% 21.26% 15.75% 17.43% 19.00% 3Q222Q221Q224Q213Q21 ROATCE Adjusted ROATCE 1 63.5% 70.1% 69.6% 61.8% 69.3% 60.1% 60.2% 67.7% 60.9% 58.5% 3Q21 4Q21 1Q22 2Q22 3Q22 Efficiency Ratio Adjusted Efficiency Ratio 1

net interest income & margin 9 Net Interest Margin (FTE) 3Q22 NIM (FTE) Progression Net Interest Income All dollars shown in millions 3.78% 3.24% 2.93%2.82%2.87% 0.12% 0.11% 0.11% 0.18%0.11% 0.07% 0.08% 0.07%0.07%0.09% 0.16%0.25% 3.98% 3.45% 3.16% 3.23% 3.32% 3Q222Q221Q224Q213Q21 Basic Margin (FTE) Loan Fees Loan Accretion PPP Fees $4.2 $3.9 $3.7$6.5$3.9 $2.3 $2.6 $2.2$2.3$3.0 $5.6$9.3 $137.9 $117.0 $106.3 $110.8 $113.4 3Q222Q221Q224Q213Q21 Loan Fees Loan Accretion PPP Interest/Fees 2Q22 3.45% Asset yields/mix 0.76% Deposit/funding costs/mix -0.22% Day count/accretion -0.01% 3Q22 3.98%

average balance sheet 10 Average Loans Average Securities Average Deposits All dollars shown in millions 1 Includes loans fees and loan accretion $12,371$12,538$12,784$12,885$12,667 0.20% 0.09%0.08%0.10%0.10% 3Q222Q221Q224Q213Q21 Total Deposits Cost of Deposits $4,003$4,118$4,308$4,344$4,189 3.11% 2.78% 2.50% 2.29%2.31% 3Q222Q221Q224Q213Q21 Average Investment Securities Investment Securities Yield $9,597$9,368$9,267$9,283$9,503 5.05% 4.16%3.82%3.96%4.03% 3Q222Q221Q224Q213Q21 Gross Loans Loan Yield (Gross)1

11 1NII – Year 1 impact, represents percentage change for immediate parallel changes in rates 2Reflects percentage of loans classified as variable rate and repricing in ≤ 1yr, hybrid variable rate repricing in > 1yr, or fixed rate, including loans held for sale 3Schedule reflects remaining maturity or repricing frequency for all fixed rate loans or hybrid variable rate loans repricing in > 1yr, including loans held for sale asset sensitive balance sheet positioning Net Interest Income Sensitivity 1 Loans - Variable Exposure2 Fixed/Hybrid Years to Maturity/Repricing3 ‐8.1% 5.3% 9.6% ‐100 bps +100 bps +200 bps 12% 7% 9% 72% ≤1 yr 1-2 yrs 2-3 yrs > 3 yrs Variable ≤ 1yr 65% Hybrid >  1yr 8% Fixed 27%

liquid balance sheet presents opportunity 12 1Historical data adjusted for the merger with MainSource Financial Group, Inc. using the sum of the individual components. Historical Deposit and Loan Betas1 Total Deposit Beta Loan Beta Excess Liquidity Provides Significant Tailwind 25% 26% 28% 29% 30% 29% 28% 26% 4Q20 1Q21 2Q21 3Q21  4Q21  1Q22  2Q22  3Q22 Cash + Securities / Assets 81% 79% 76% 74% 72% 72% 77% 79% 4Q20 1Q21 2Q21 3Q21  4Q21  1Q22  2Q22  3Q22 Loans / Deposits Ratio 53.1% 79.0% 60.0% 3Q15‐2Q19 Fed Cycle (+225bps) 3Q19‐4Q21 Fed Cycle (‐225bps) 1Q22‐3Q22 Fed Cycle (+300bps) 24% 31% 4% 3Q15‐2Q19 Fed Cycle (+225bps) 3Q19‐4Q21 Fed Cycle (‐225bps) 1Q22‐3Q22 Fed Cycle (+300bps)

13 Liquidity Sources Available Borrowing Capacity Liquidity Sources • In addition to deposits, First Financial has approximately $6.8 billion of readily available funding sources to meet customer needs through the following sources: • Interest-bearing deposits with other banks • Fed funds • FHLB funding • Brokered CDs • Highly liquid securities • Fed discount window • Investment securities portfolio: • $856 million of expected cash flow from securities portfolio in next 12 months • $300 million of securities available to be sold at breakeven • Portfolio duration of 4.4 years at 9/30 liquidity and borrowing capacity Investment Liquidity (dollars shown in thousands) $4.3  $4.6  $4.5  $4.6  $4.8  $5.1  $4.5  $4.3  4Q20 1Q21 2Q21 3Q21  4Q21  1Q22  2Q22  3Q22 (dollars shown in billions) Interest-bearing deposits with other banks 338,778$ Fed funds 1,684,465 Unpledged investment securities 2,266,353 FHLB borrowing availability 469,304 Brokered CDs 1,321,086 Funds available through Fed Discount Window 746,171 Total as of September 30, 2022 6,826,157$

loan portfolio 14 Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) All dollars shown in millions Total growth/(decline): $377.0 million $44.3 $140.0 $23.6 $0.8 $42.1 $69.3 $61.5 ‐$4.6 ICRE Commercial & Small Business Banking Oak Street Franchise Summit Consumer Mortgage PPP ICRE $3,503  36% Commercial &  Small Business  Banking $3,123  32% Oak Street $610  6% Franchise $295  3% Summit $177  2% Consumer $967  10% Mortgage $1,118  11% PPP $4  0% Total $9.8 Billion

deposits 15 Deposit Product Mix (Avg) 3Q22 Average Deposit Progression All dollars shown in millions Total growth/(decline): ($166.7) million $1.4 ‐$46.8 $15.0 ‐$48.8 ‐$58.1 $47.6 ‐$77.0 Interest‐bearing demand Noninterest‐bearing Savings Money Markets Retail CDs Brokered CDs Public Funds Interest‐bearing  demand $1,881  15% Noninterest‐ bearing $3,943  32% Savings $1,390  11% Money Markets $2,176  18% Retail CDs $849  7% Brokered CDs $127  1% Public Funds $2,005  16% Total $12.4 billion noninterest income 16 Noninterest Income 3Q22 Highlights All dollars shown in thousands • Total fee income 23.6% of net revenue • Foreign exchange income of $11.8 million; decreased $1.7 million, or 12.8%, from record linked quarter • Trust and wealth management fees of $5.5 million decreased $0.8 million, or 13.1%, from the linked quarter due to market value changes • Deposit service charge income of $6.3 million; decreased $1.4 million, or 17.9%, from the linked quarter due to overdraft program changes • Mortgage banking income of $3.7 million; decreased $1.5 million, or 28.8%, from the linked quarter • Leasing business income of $7.1 million was flat compared to the linked quarter • Client derivative income of $1.4 million; $0.1 million, or 5.7%, increase from the linked quarter • Other noninterest income of $3.2 million; decreased $1.4 million, or 30.8% due to elevated income from limited partnership investments in second quarter Service Charges $6,279  15% Wealth Mgmt $5,487  13% Bankcard income $3,484  8% Client derivative fees $1,447  3% Foreign exchange  income $11,752  28% Leasing business  income $7,127  17% Mortgage  origination income $3,729  9% Other  $3,229  7% Total $42.5 million noninterest expense 17 Noninterest Expense 3Q22 Highlights All dollars shown in thousands • Core expenses increased due to elevated incentive compensation tied to the Company’s performance and higher leasing business expenses • Adjustments include: • $17.2 million of tax credit investment writedowns • $1.7 million of other costs not expected to recur such as acquisition, branch consolidation and severance costs Salaries and  benefits $66,808  53% Occupancy  and  equipment $8,891  7% Data processing $8,497  7% Professional  services $2,346  2% Intangible  amortization $2,783  2% Leasing business  expense $5,746  5% Other $29,997  24% Total $125.1 million current expected credit losses - loans and leases

ACL / Total Loans


1.59%
$148.9
1.42%
$132.0
1.34%
$124.1
1.25%
$117.9
1.27%
$124.1
3Q21
4Q21
1Q22
2Q22
3Q22
Allowance for Credit Losses
ACL / Total Loans

All dollars shown in millions

3Q22 Highlights

- $141.1 million combined ACL; $8.3 million combined provision expense
- $124.1 million ACL – loans and leases, or 1.27% of loan balances; slight increase driven by strong loan growth and slower prepayment rates
- Utilized Moody's September baseline forecast in quantitative model
- $17.0 million ACL – unfunded commitments

ACL by Loan Type

	3Q21	4Q21	1Q22	2Q22	3Q22
Loans					
Commercial and industrial	$ 43,534	$ 44,052	$ 37,783	$ 39,179	$ 41,032
Lease financing	1,083	1,633	2,093	2,212	2,450
Real estate -construction	15,390	11,874	11,410	11,965	14,046
Real estate - commercial	68,594	53,420	51,512	39,856	38,071
Real estate - residential	6,480	6,225	6,152	7,383	9,422
Home equity	9,538	9,643	9,676	10,980	11,620
Installment	1,177	1,097	1,075	1,189	4,855
Credit card	3,107	4,048	4,429	5,121	2,600
ACL-loan and lease losses	$ 148,903	$ 131,992	$ 124,130	$ 117,885	$ 124,096
ACL-unfunded commitments	$ 11,607	$ 13,406	$ 13,179	$ 16,661	$ 17,046

All dollars shown in thousands

18

FIRST
first financial bancorp

EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

asset quality 19 Nonperforming Assets / Total AssetsClassified Assets / Total Assets Net Charge Offs & Provision Expense1 . 1 Provision includes both loans & leases and unfunded commitments All dollars shown in millions $2.5  $7.4  $2.3  $2.0  $1.7  ‐$10.1 ‐$7.7 ‐$5.8 ‐$0.8 $8.3 0.07%0.08%0.10% 0.32% 0.10% 3Q21 4Q21 1Q22 2Q22 3Q22 NCOs Provision Expense NCOs / Average Loans $115.1$119.8$106.8$104.8 $165.5 0.69%0.74%0.67%0.64% 1.04% 3Q222Q221Q224Q213Q21 Classified Assets Classified Assets / Total Assets $47.5$50.2$53.6$60.1 $77.8 0.29%0.31%0.33%0.37% 0.49% 3Q222Q221Q224Q213Q21 NPAs NPAs / Total Assets

capital 20 Tier 1 Common Equity Ratio Total Capital Ratio Tangible Common Equity Ratio 9/30 Risk Weighted Assets = $12,467,422 All capital numbers are considered preliminary. 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Adjusted TCE excludes impact from AOCI Tier 1 Capital Ratio 8.21% 7.58% 6.95% 6.40% 5.79% 8.11% 7.58% 7.90% 8.01% 8.07% 3Q21 4Q21 1Q22 2Q22 3Q22 TCE ratio Adjusted TCE ratio 1 10.82%10.91%10.87%10.85% 11.55% 7.00% 3Q222Q221Q224Q213Q21 Tier 1 Common Equity Ratio Basel III minimum 11.17%11.28%11.24%11.22% 11.92% 8.50% 3Q222Q221Q224Q213Q21 Tier 1 Capital Ratio Basel III minimum 13.73%13.94%13.97%14.11% 14.97% 10.50% 3Q222Q221Q224Q213Q21 Total Capital Ratio Basel III minimum capital strategy 21 Strategy & Deployment Tangible Book Value Per Share • 4.4% annualized dividend yield • 39.1% of 3Q22 earnings returned to shareholders through common dividend • Most recent internal stress testing indicates capital ratios above regulatory minimums in all modeled scenarios • Common dividend expected to remain unchanged in near-term • No shares repurchased in 3Q22; no plans to repurchase shares in near- term• Decline in TBV per share driven by decline in AOCI $9.48  $10.27  $10.97  $12.26  $13.09  3Q222Q221Q224Q213Q21 Tangible Book Value per Share

outlook commentary1 • Loan balances expected to grow high single digits in near term • Total deposit balances to remain flat or decline slightly over near term 22 • Expected to be $105-107 million • Growth in leasing business expense of ~$1 million per quarter as portfolio grows • Incentive expense will fluctuate with fee income Noninterest Expense Net Interest Margin Balance Sheet Credit • Continued stability in credit quality trends • ACL coverage to remain stable to slightly higher • Uncertainty regarding inflation and impact of rate hikes on macroeconomic environment Noninterest Income • Total fee income expected to be $44-46 million 1 See Forward Looking Statement Disclosure on page 2-3 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. • Expected to be 4.30% - 4.45% with anticipated interest rate increases • Asset sensitive position advantageous with rising rates Capital • Expect to maintain dividend at current levels Summit • Unchanged outlook; minimal impact on 2022 EPS • $400 million of annual originations, growing at double digits

The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 23 appendix: non-GAAP measures appendix: non-GAAP to GAAP reconciliation 24 All dollars shown in thousands Net interest income and net interest margin - fully tax equivalent Sep. 30, June 30, Mar. 31, Dec. 31, Sep. 30, 2022 2022 2022 2021 2021 Net interest income 137,892$ 117,010$ 106,345$ 110,806$ 113,410$ Tax equivalent adjustment 1,712 1,625 1,467 1,386 1,434 Net interest income - tax equivalent 139,604$ 118,635$ 107,812$ 112,192$ 114,844$ Average earning assets 13,917,815$ 13,780,243$ 13,848,596$ 13,793,644$ 13,724,403$ Net interest margin1 3.93% 3.41% 3.11% 3.19% 3.28 % Net interest margin (fully tax equivalent)1 3.98% 3.45% 3.16% 3.23% 3.32 % Three months ended 1 Margins are calculated using net interest income annualized divided by average earning assets. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Three months ended, Sep. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021
Net income (a)	$ 55,705	$ 51,520	$ 41,301	$ 46,945	$ 60,012
Average total shareholders' equity	2,089,179	2,099,670	2,225,495	2,241,820	2,261,293
Less:					
Goodw ill	(999,690)	(999,958)	(1,000,238)	(938,453)	(937,771)
Other intangibles	(97,781)	(100,354)	(103,033)	(71,006)	(72,529)
Average tangible equity (b)	991,708	999,358	1,122,224	1,232,361	1,250,993
Total shareholders' equity	1,994,132	2,068,670	2,137,445	2,258,942	2,236,170
Less:					
Goodw ill	(998,422)	(999,959)	(999,959)	(1,000,749)	(937,771)
Other intangibles	(96,528)	(99,019)	(101,673)	(104,367)	(71,663)
Ending tangible equity (c)	899,182	969,692	1,035,813	1,153,826	1,226,736
Less:					
AOCI	(354,570)	(243,328)	(142,477)	(433)	14,230
Ending tangible equity less AOCI (d)	1,253,752	1,213,020	1,178,290	1,154,259	1,212,506
Total assets	16,623,793	16,243,714	16,009,150	16,329,141	15,956,593
Less:					
Goodw ill	(998,422)	(999,959)	(999,959)	(1,000,749)	(937,771)
Other intangibles	(96,528)	(99,019)	(101,673)	(104,367)	(71,663)
Ending tangible assets (e)	15,528,843	15,144,736	14,907,518	15,224,025	14,947,159
Risk-w eighted assets (f)	12,467,422	11,982,860	11,705,447	11,642,201	11,399,375
Total average assets	16,385,989	16,185,978	16,184,919	16,036,417	15,995,808
Less:					
Goodw ill	(999,690)	(999,958)	(1,000,238)	(938,453)	(937,771)
Other intangibles	(97,781)	(100,354)	(103,033)	(71,006)	(72,529)
Average tangible assets (g)	$ 15,288,518	$ 15,085,666	$ 15,081,648	$ 15,026,958	$ 14,985,508
Ending shares outstanding (h)	94,833,964	94,448,792	94,451,496	94,149,240	93,742,797
Ratios					
Return on average tangible shareholders' equity (a)/(b)	22.29%	20.68%	14.93%	15.11%	19.03%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(e)	5.79%	6.40%	6.95%	7.58%	8.21%
Risk-w eighted assets (c)/(f)	7.21%	8.09%	8.85%	9.91%	10.76%
Ending tangible equity excluding AOCI as a percent of:					
Ending tangible assets (d)/(e)	8.07%	8.01%	7.90%	7.58%	8.11%
Average tangible equity as a percent of average tangible assets (b)/(g)	6.49%	6.62%	7.44%	8.20%	8.35%
Tangible book value per share (c)/(h)	$ 9.48	$ 10.27	$ 10.97	$ 12.26	$ 13.09

All dollars shown in thousands

first financial bancorp

25

EQUAL OPPORTUNITY LENDER FDIC

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP measures

(Dollars in thousands, except per share data)	3Q22 As Reported	3Q22 Adjusted	2Q22 As Reported	2Q22 Adjusted	1Q22 As Reported	1Q22 Adjusted	4Q21 As Reported	4Q21 Adjusted	3Q21 As Reported	3Q21 Adjusted
Net interest income (f)	$ 137,892	$ 137,892	$ 117,010	$ 117,010	$ 106,345	$ 106,345	$ 110,806	$ 110,806	$ 113,410	$ 113,410
Provision for credit losses-loans and leases (j)	7,898	7,898	(4,267)	(4,267)	(5,589)	(5,589)	(9,525)	(9,525)	(8,193)	(8,193)
Provision for credit losses-unfunded commitments (j)	386	386	3,481	3,481	(226)	(226)	1,799	1,799	(1,951)	(1,951)
Noninterest income	42,534	42,534	49,778	49,778	41,294	41,294	45,660	45,660	42,537	42,537
less: gains (losses) on sale of investment securities		(880)		(1,054)		(196)		306		(205)
less: other		-		-		-		-		500
Total noninterest income (g)	42,534	43,414	49,778	50,832	41,294	41,490	45,660	45,354	42,537	42,242
Noninterest expense	125,068	125,068	103,034	103,034	102,805	102,805	109,605	109,605	99,058	99,058
less: severance and merger-related expenses		-		-		-		-		-
less: tax credit investments		17,212		104		104		6,120		5,309
less: legal settlement		-		-		-		3,456		-
less: Summit acquisition costs		76		100		323		4,095		-
less: COVID-19 and other		1,671		666		2,354		1,870		181
Total noninterest expense (e)	125,068	106,109	103,034	102,164	102,805	100,024	109,605	94,064	99,058	93,568
Income before income taxes (i)	47,074	66,913	64,540	66,464	50,649	53,626	54,587	69,822	67,033	72,228
Income tax expense	(8,631)	(8,631)	13,020	13,020	9,348	9,348	7,642	7,642	7,021	7,021
plus: tax effect of adjustments		13,598		82		83		4,835		4,194
plus: after-tax impact of tax credit investments @ 21%		4,166		404		625		3,199		1,091
Total income tax expense (h)	(8,631)	9,133	13,020	13,506	9,348	10,056	7,642	15,676	7,021	12,306
Net income (a)	$ 55,705	$ 57,780	$ 51,520	$ 52,958	$ 41,301	$ 43,570	$ 46,945	$ 54,146	$ 60,012	$ 59,922
Average diluted shares (b)	94,794	94,794	94,450	94,450	94,264	94,264	93,762	93,762	95,144	95,144
Average assets (c)	16,385,989	16,385,989	16,185,978	16,185,978	16,184,919	16,184,919	16,036,417	16,036,417	15,995,808	15,995,808
Average shareholders' equity	2,089,179	2,089,179	2,099,670	2,099,670	2,225,495	2,225,495	2,241,820	2,241,820	2,261,293	2,261,293
Less:										
Goodwill and other intangibles	(1,097,471)	(1,097,471)	(1,100,312)	(1,100,312)	(1,103,271)	(1,103,271)	(1,009,459)	(1,009,459)	(1,010,300)	(1,010,300)
Average tangible equity (d)	991,708	991,708	999,358	999,358	1,122,224	1,122,224	1,232,361	1,232,361	1,250,993	1,250,993
Ratios										
Net earnings per share - diluted (a)/(b)	$ 0.59	$ 0.61	$ 0.55	$ 0.56	$ 0.44	$ 0.46	$ 0.50	$ 0.58	$ 0.63	$ 0.63
Return on average assets - (a)/(c)	1.35%	1.40%	1.28%	1.31%	1.03%	1.09%	1.16%	1.34%	1.49%	1.49%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	1.34%	1.82%	1.58%	1.63%	1.12%	1.20%	1.16%	1.54%	1.41%	1.54%
Return on average tangible shareholders' equity - (a)/(d)	22.29%	23.12%	20.68%	21.26%	14.93%	15.75%	15.11%	17.43%	19.03%	19.00%
Efficiency ratio - (e)/((f)+(g))	69.3%	58.5%	61.8%	60.9%	69.6%	67.7%	70.1%	60.2%	63.5%	60.1%
Effective tax rate - (h)/(i)	-18.3%	13.6%	20.2%	20.3%	18.5%	18.8%	14.0%	22.5%	10.5%	17.0%

first financial bancorp

26

EQUAL OPPORTUNITY LENDER FDIC

27 First Financial Bancorp First Financial Center 255 East Fifth Street Cincinnati, OH 45202